Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Datatec Systems, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated July 27, 1998, included in this Form 10-K/A into the Company's previously filed Registration Statements, Nos. 33-87122, 33-94802, 33-93470, 333-08381, 333-03414, 333-09509, 333-15541, 333-16579, 333-22257, 333-36045,
333- 34893, 333-40585, and 333-53125.




                                                        /s/ Arthur Andersen LLP
                                                        -----------------------
                                                            Arthur Andersen LLP
Roseland, New Jersey
August 27, 1998